UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SENSATA TECHNOLOGIES HOLDING PLC

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(incorporated and registered in England and Wales with registered no. 10900776)

Registered Office:
Interface House, Interface Business Park
Bincknoll Lane
Royal Wootton Bassett
Swindon SN4 8SY
United Kingdom

Amendment No. 1 to Proxy Statement for Annual Meeting of Shareholders
To Be Held May 25, 2023

This proxy statement amendment (this ‘‘Amendment”) updates and amends our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on April 13, 2023 regarding the 2023 Annual Meeting of Shareholders (the ‘‘Annual Meeting’’) of Sensata Technologies Holding plc. (the “Company”) to be held on May 25, 2023 at 10:00 a.m. Eastern Daylight Time at 529 Pleasant Street, Attleboro, MA 02703.

This Amendment No. 1 supplements and amends the Proxy Statement for the Annual Meeting to: (i) amend Proposal No. 9 as described more fully herein, and (ii) update the Shareholder Resolutions for 2023 Annual General Meeting section to reflect changes to the ordinary resolution for Amended Proposal No. 9. This Amendment No. 1 is being made available to shareholders beginning on or about May 12, 2023. Except as amended or superseded, all information set forth in the Proxy Statement remains unchanged and is important for you to review and consider before voting.

In line with evolving stakeholder expectations, Proposal 9 is being amended to change the amount of authority for the directors to allot new equity securities in the Company up to a nominal amount of €305,788 (which represents an amount that is approximately equal to 20 percent of the aggregate nominal value of the issued share capital of the Company as of April 7, 2023, the latest practicable date prior to the publication of the Proxy Statement). The form of shareholder resolution for Amended Proposal 9 is set forth under the heading “Shareholder Resolutions for 2023 Annual General Meeting - Amended Proposal 9: Ordinary Resolution to Authorize the Board to Issue Equity Securities” on page 5 of this Amendment.

This Amendment, our Proxy Statement (including the Notice of Annual General Meeting of Shareholders), the Company’s U.S. Annual Report for the year ended December 31, 2022 (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022), and related information prepared in connection with the Annual Meeting are available at proxyvote.com and investors.sensata.com. You will need the 16-digit control number included on your notice or proxy card in order to access the proxy materials on www.proxvote.com. These proxy materials will be available free of charge. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Questions and Answers About the Annual Meeting—Can I change my vote and/or revoke my proxy?,” on page 79 of the Proxy Statement for instructions on how to do so.

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AMENDED PROPOSAL 9: ORDINARY RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE EQUITY SECURITIES
☑	The Board of Directors unanimously recommends that shareholders vote "FOR" the authorization of the Board to issue equity securities.
The ordinary resolution described in this Amended Proposal 9 is required under the U.K. Companies Act for the Company to issue equity securities and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of U.K. law and is not otherwise required for companies listed on the NYSE or organized within the United States.
Under the U.K. Companies Act, directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. Unlike most companies listed on the NYSE with perpetual authority under their charter or articles of incorporation, our directors' current authority to issue equity securities will expire at the end of the Annual Meeting.
The Company proposes that the shareholders authorize the directors at the Annual Meeting to generally and unconditionally, subject to the provisions of our Articles and the U.K. Companies Act and up to an aggregate nominal amount of €305,788 (which represents an amount that is approximately equal to 20 percent of the aggregate nominal value of the issued share capital of the Company as of April 7, 2023, the latest practicable date prior to the publication of the Proxy Statement), authorize the directors of the Company, in accordance with section 551 of the U.K. Companies Act, to exercise all the powers of the Company:
(a)    to allot securities in the Company and to grant rights to subscribe for or to convert any security into shares in the Company; and
(b)    to allot equity securities (with the meaning of section 560 of the Act) by way of a rights issue.
The authority set forth in (b) above will authorize the directors to allot equity securities in the context of a rights issue in favor of holders of Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, and so that the directors may impose any limits or restrictions and make any arrangements that they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter. Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) may not exceed €305,788 or 20 percent of the aggregate nominal value of our issued share capital as of April 7, 2023.
Unless previously renewed, revoked or varied, the authority conferred by this Amended Proposal 9 shall apply in substitution for all existing authorities under section 551 of the U.K. Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2024), save that the Company may, before such expiry make offers or enter into agreements that would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.
Approval of this amended proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.
The form of shareholder resolution for this amended proposal is set forth under the heading “Shareholder Resolutions for 2023 Annual General Meeting - Amended Proposal 9: Ordinary Resolution to Authorize the Board to Issue Equity Securities” on page 5 of this Amendment. There is no present intention to exercise this authority.
If this amended proposal is approved, our Board may allot equity securities up to the aggregate nominal value of equity securities set forth above until the next annual general meeting or August 31, 2024.

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In order to continue allotting shares after the Annual Meeting if this amended proposal does not receive shareholder approval, including to raise capital or to engage in merger and acquisition activity where the Company would like to issue shares, we would be required to seek shareholder approval of the authority to allot equity securities at a future general meeting or annual general meeting.

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SHAREHOLDER RESOLUTIONS FOR 2023 ANNUAL GENERAL MEETING
Amended Proposal 9: Ordinary Resolution to Authorize the Board to Issue Equity Securities
IT IS PROPOSED THAT, in substitution for all existing authorities, the directors of the Company be generally and unconditionally authorized, subject to the provisions of our Articles and in accordance with section 551 of the U.K. Companies Act and up to an aggregate nominal amount of €305,788 (which represents an amount that is approximately equal to 20 percent of the aggregate nominal value of the issued share capital of the Company as of April 7, 2023, the latest practicable date prior to the publication of the Proxy Statement), to exercise all the powers of the Company: (a) to allot securities in the Company and to grant rights to subscribe for or to convert any security into shares in the Company; and (b) to allot equity securities (with the meaning of section 560 of the Act) by way of a rights issue.
Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the U.K. Companies Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2024), save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.
In this Amended Proposal 9, (i) "rights issue" means an offer to (x) holders of Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and (y) holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, but subject to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and (ii) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

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